EXHIBIT 3.4


                                     FORM OF
                              AMENDED AND RESTATED
                         BY-LAWS OF CTG RESOURCES, INC.




                                    ARTICLE I


                                    DIRECTORS

        Section 1.  The Board of Directors shall consist of not less than ten

   (10) and not more than sixteen (16) persons who shall be stockholders of the

   Company and who shall, except as provided in section 5 of this Article 1, be elected by the stockholders by ballot in the manner prescribed by law and according to the provisions of the Certificate of Incorporation of the

   Company pertaining to classification of the Board of Directors.

        Section 2.  The directors of the company shall be divided into three classes: Class I, Class II and Class III.  Such classes shall be as nearly equal in number as possible.  The term of office of the initial Class I directors shall expire at the annual meeting of stockholders in 1998; the term of office of the initial Class II directors shall expire at the annual meeting of stockholders in 1999; and the term of office of the initial Class

   III directors shall expire at the annual meeting of stockholders in 2000; or

   in each case thereafter when their respective successors are elected and have qualified or upon  their earlier death, resignation or removal.  At each annual election held after the initial election of directors according to class, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual






   meeting of stockholders or in each case thereafter when their respective successors are elected and have qualified or upon their earlier death,

   resignation or removal.  If the number of directorships is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible.  No decrease in the number of directorships shall shorten the term of any direc-

   tor.  Any director elected to fill a vacancy not resulting from an increase in the number of directorships shall have the same remaining term as that of his predecessor.  No qualification for the office of director shall apply to any director in office at the time such qualification was adopted or any successor director elected by the directors to fill the unexpired term of a director.

        Section 3.  A regular meeting of the Board of Directors shall be held without notice other than this By-law, immediately after, and at the same place as, each annual meeting of stockholders.  Additional regular meetings of the Board of Directors may be held without notice at such time and such place as shall from time to time be determined by the Board of Directors,

   provided, however, that the Board of Directors shall meet at least quarter-

   ly.  Special meetings of the Board may be called at any time by the Chairman or by the President, and also shall be called on the written request of a majority of the Board addressed to the Chairman or the President.

        Section 4.  Notice of any special meeting shall be given to each director at his business or residence in writing, by facsimile, telephone,

   telegraph or other form of wire or wireless communication, or by mail or private carrier.  If mailed, such notice shall be deposited in the United

   States mails so addressed, with postage thereon prepaid, at least five (5)

   days before such meeting.  If by facsimile or electronic transmission, such





   notice shall be transmitted at least twenty-four (24) hours before such meeting.  If by telephone, the notice shall be given at least twelve (12)

   hours prior to the time set for the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the

   Board of Directors need be specified in the notice of such meeting, except for amendments to these By-laws as provided under Section 1 of Article XI hereof.  A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

        Section 5.  At any meeting of the Board of Directors, a majority shall be a quorum for the transaction of business, but any meeting may be ad-

   journed from time to time by the vote of the directors present.

        Section 6.  A vacancy in the Board of Directors caused by a director's death, resignation, removal from office, or order of a court, or caused by an increase in the number of directorships within the range established by the Certificate of Incorporation of the Company may be filled for the applicable term by action of the sole remaining director in office or at a meeting of the Board of Directors by the concurring vote of a majority of the remaining directors in office, though such remaining directors are less than a quorum, though the number of directors at the meeting is less than a quorum and though such majority is less than a quorum.

        Section 7.  No director shall be removed except by the affirmative vote of seventy-five percent (75%) or more of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, considered as one class for the purpose of this Section 7 of

   Article I.

                                   ARTICLE II

                                    INDEMNITY

        Section 1.  The Company shall indemnify its directors, officers,

   employees and agents to the fullest extent permitted by law and the Certifi-

   cate of Incorporation.  The Company shall advance the payment of legal expenses to a director, officer, employee or agent in the defense of any claim for which indemnification may be available to the fullest extent permitted by law and the Certificate of Incorporation.



                                   ARTICLE III

                                    OFFICERS

        Section 1.  The officers of the Company shall be a President, a

   Secretary, a Treasurer and, at the discretion of the Board of Directors, a

   Chairman and one or more Executive Vice Presidents, Senior Vice Presidents,

   Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant

   Treasurers and such other officers as the Board of Directors may deem advisable.  The chief executive officer shall be a director.  One person may hold two or more offices.  All officers shall be elected or appointed annually by the Board of Directors.

        Section 2.  The Board of Directors by a two-thirds vote of their number shall have power to and may at any time remove from office any of the officers elected or appointed by them.

        Section 3.  In case of death, removal or resignation of any of the officers of the Company, the directors may supply the vacancy thus created until the next election.



                                   ARTICLE IV





                      DUTIES OF THE CHAIRMAN AND PRESIDENT

        Section 1.  The Chairman, if such office shall be filled by the Board of Directors, shall, when present, preside at all meetings of the Board and of the stockholders.  He shall be an executive officer of the Company, shall be the representative of the Board of Directors and, if the Board so

   determines, shall be the chief executive officer of the Company, and, while chief executive officer, his title shall be Chairman and Chief Executive

   Officer.  He shall perform such additional duties as may be assigned to him from time to time by the Board.

        Section 2.  The President shall be an executive officer of the Company and, if the Board of Directors so determines or does not fill the office of

   Chairman, shall be the chief executive officer of the Company.  If the

   President be not the chief executive officer of the Company, he shall perform such duties as shall be assigned to him by the Chairman or by the

   Board of Directors.

        Section 3.  The chief executive officer of the Company shall have direct and active supervision and control of the business and affairs of the

   Company.



                                    ARTICLE V

                          DUTIES OF THE VICE PRESIDENT

        Section 1.  The Executive Vice President, Senior Vice Presidents, Vice

   Presidents, and Assistant Vice Presidents shall perform such duties as may be assigned by the chief executive officer of the Board of Directors.



                                   ARTICLE VI

                 DUTIES OF THE SECRETARY AND ASSISTANT SECRETARY





        Section 1.  The Secretary shall record all the votes of the Company and the minutes of its transactions in a book to be kept for that purpose.  He shall under the direction of the chief executive officer be present at all meetings of the Board and keep a record of proceedings in a minute book.  He shall notify the stockholders of the annual and any special meetings, and shall notify the members of the Board of Directors of all regular and special meetings of the Board.  He shall have charge of the transfer of stock and the registry of any bonds of the Company and shall keep records thereof in such manner as the Board of Directors shall from time to time direct.  He shall perform all the duties that are customary and incident to the office of Secretary in like companies.

        Section 2.  The Assistant Secretary shall perform the duties of the

   Secretary in case of the absence or disability of the Secretary, and shall at all times render such assistance as the Secretary may require.



                                   ARTICLE VII

                DUTIES OF THE TREASURER AND ASSISTANT TREASURERS

        Section 1.  The Treasurer shall keep full and accurate accounts of receipts and disbursements and shall deposit the Company's funds in the name and to the credit of the Company in such depositories as may be determined by the Board of Directors.  He shall have charge of the money, notes, bills and checks of the Company, and may accept and endorse the same.  He shall make such reports of the receipts and disbursements in such form and detail and at such time as the Board may direct.

        Section 2.  The Assistant Treasurer shall perform the duties of the

   Treasurer in case of the absence or disability of the Treasurer, and shall at all times render such assistance as the Treasurer may require.





        Section 3.  Checks on funds of the Company, except in payment of dividends, shall be signed by any one of the following: the Chairman, the

   President, a Vice President whose duties relate primarily to responsibility for the financial aspects of the business of the Company, the Treasurer, an

   Assistant Treasurer, the Controller and such other person or persons as the

   Board of Directors may determine from time to time.



                                  ARTICLE VIII

                                   COMMITTEES

        Section 1.  The Board of Directors may create one or more committees and appoint members of the Board to serve on them.  Each committee shall have two or more members, who shall serve at the pleasure of the Board.  The creation of a committee and appointment of members to it shall be approved by the greater of a majority of all the directors in office when the action is taken or the number of directors otherwise required to take action.  A committee may exercise any of the authority of the Board delegated to it;

   except that a committee may not: (i) authorize distributions; (ii) approve or propose to stockholders action for which Connecticut law requires stockholder approval; (iii) fill vacancies on the Board or any Board committee; (iv) amend the Certificate of Incorporation when the Board is permitted to do so without stockholder approval; (v) adopt, amend or repeal these By-laws; (vi) approve a plan of merger not requiring stockholder approval; (vii) authorize or approve reacquisition of shares of Company stock, except according to a formula or method prescribed by the Board; or

   (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares unless authorized by the Board





   with specifically prescribed limits.

        Section 2.  There shall be an Executive Committee consisting of such directors as may be chosen by the Board of Directors.  The Executive

   Committee shall have charge of all matters which may be referred to it by the Board of Directors and generally have oversight and authority with regard to all business of the Company when the Board of Directors is not in session.

        Section 3.  There shall be an Audit Committee consisting of such directors as may be chosen by the Board of Directors.  The Audit Committee shall recommend to the Board of Directors a firm of independent public accountants to audit the books and accounts of the Company.  The Committee also shall review the reports prepared by the independent public accountants and recommend to the directors any actions deemed appropriate in connection with the reports.  The Committee shall have such other powers and duties as the Board may designate.

        Section 4.  There shall be a Compensation Committee consisting of such directors as may be chosen by the Board of Directors.  The Compensation

   Committee shall establish salaries and benefits for all officers, subject to approval by the directors.  The Committee shall approve all organizational matters pertaining to officers and employees and review all Company compen-

   sation and benefit programs, subject also to approval.  The Committee shall have such other powers and duties as the Board may designate.

        Section 5.  There shall be a Committee on Directors consisting of such directors as may be chosen by the Board of Directors.  The Committee on

   Directors shall consider candidates for vacancies among directors, including written stockholder recommendations, and recommend nominees when the need arises.  The Committee also shall recommend assignments of directors to the





   various committees of the Board of Directors.  The Committee shall have such other powers and duties as the Board may designate.

        Section 6.  There shall be a Pension & Investment Committee consisting of such directors as may be chosen by the Board of Directors.  The Pension &

   Investment Committee shall oversee the financial management of all qualified and non-qualified plans of deferred compensation, trusts relating to such plans, and similar arrangements sponsored by the Company.  The Committee shall recommend contributions and amendments to such plans, and shall have the authority to select, remove, review the performance of, and allocate assets among managers, trustees, insurance companies and other financial advisors as necessary to fully discharge its duties.  The Committee shall have such other powers and duties as the Board may designate.



        Section 7.  All committees shall report their actions and recommenda-

   tions to the Board of Directors at the next ensuing meeting of the Board.  A majority of each committee shall constitute a quorum for the transaction of business.  The Board of Directors shall fix the remuneration of directors and for membership on committees.



                                   ARTICLE IX

                             MEETING OF STOCKHOLDERS

        Section 1.  The annual meeting of the stockholders of the Company for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such day and at such hour as shall be determined by resolution of the Board of Directors.

        A special meeting of the stockholders shall be called at any time by the Chairman of the Board, by the Secretary in conformity with the vote of





   the Board of Directors, on the written request of a majority of the direc-

   tors addressed to the chief executive officer of the Company or by the president on the written request of stockholders holding at least thirty-

   five percent (35%) of the voting power of all shares entitled to vote.at the meeting.

        Section 2.  Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called,

   shall be prepared and delivered by the Company not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, or by mail, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Company.  Such further notice shall be given as may be required by law.  Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present.  Any previ-

   ously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

        Section 3.  Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business.  The chairman of the meeting





   or the holders of a majority of the voting power of the shares of Voting

   Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or in the case of specified business to be voted on by a class or series, the chairman or, the holders of a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business).  No notice of the time and place of adjourned meetings need be given except as required by law.  The stockhold-

   ers present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        Section 4.  Stockholders may vote at any meeting either in person or by proxy, but all proxies shall be in writing.  Partnerships may sign the firm name and the signature of any general partner thereof shall be sufficient.

   Corporations may execute their proxies by the signature of the President,

   attested by that of the Secretary and the corporate seal of the corporation.



        Section 5.  (A) Annual Meetings of Stockholders. (1) Nominations of

   persons for election to the Board of Directors of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Company's notice of meeting delivered pursuant to Section 2 of Article IX of these By-laws, (b)

   by or at the direction of the Chairman or the Board of Directors or (c) by

   any stockholder of the Company who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) and this By-law and who was a stockholder of record at the time such notice is delivered to the Secretary of the Company.

             (2)  For nominations or other business to be properly brought





   before an annual meeting by a stockholder pursuant to clause (c) of para-

   graph (A)(1) of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.  To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the stockhold-

   er to be timely must be so delivered not earlier than the ninetieth (90th)

   day prior to such annual meeting and not later than the close of business on the later of the seventieth (70th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  Such stockholder's notice shall set forth

   (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"),

   including such person's written consent to being named in the proxy state-

   ment as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting,

   the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the





   nomination or proposal is made (i) the name and address of such stockholder,

   as they appear on the Company's books, and of such beneficial owner and (ii)

   the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

             (3)  Notwithstanding anything in the second sentence of paragraph

   (A)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is in-

   creased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-

   law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the

   Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

        (B)  Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting pursuant to

   Section 2 of Article IX of these By-laws (including any such notice upon the request of the holders of thirty-five percent (35%) of the voting power of the shares entitled to vote at the meeting).  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Company who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-law and who is a





   stockholder of record at the time such notice is delivered to the Secretary of the Company.  Nominations by stockholders of persons for election to the

   Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this By-law shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the seventieth (70th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

        (C)  General.  (1)  Only persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stock-

   holders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law.  Except as otherwise provided by law,

   the Certificate of Incorporation or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accor-

   dance with the procedures set forth in this By-law and, if any proposed nomination or business is not in compliance with this By-law, to declare that such defective proposal or nomination shall be disregarded.

             (2)  For purposes of this By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service,

   Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.





             (3)  Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the

   Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law.  Nothing in this By-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the

   Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

        Section 6.  The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.



                                    ARTICLE X

                              CERTIFICATES OF STOCK

        Section 1.  Certificates of stock shall be issued to the stockholders and transfer of them made by the Secretary when required.  The certificates shall be signed by the Chairman, the President or Vice President and by the

   Secretary or Assistant Secretary, the signatures of whom may be facsimiles,

   countersigned by the transfer agent, and sealed with the common seal of the

   Company or a facsimile thereof.  A transfer agent and a registrar of the stock may be appointed by the Board of Directors.  Transfers of stock shall be made upon the books of the Company by the stockholder in person or by attorney duly authorized upon surrender of the certificates.

        Section 2.  The Board of Directors may close the transfer books in its discretion for a period not exceeding ten (10) days preceding any meeting of the stockholders or preceding the day appointed for the payment of a dividend and the Board may in its discretion fix a record date for the determination of stockholders entitled to a vote at any meeting or to receive the payment of a dividend.







                                   ARTICLE XI

                            AMENDMENTS TO THE BY-LAWS

        Section 1.  Amendments to the By-laws may be made at any special or stated meeting of the Board of Directors by vote or consent of at least two-

   thirds of the entire number of directors, provided that no amendment shall be made unless the notice of the meeting shall specify the amendment as the purpose or one of the purposes of the meeting.

        Section 2.  Amendments to the By-laws may be made at any annual or special meeting of the stockholders by vote of the holders of at least two-

   thirds of the voting power of shares entitled to vote thereon, provided that no amendment shall be made unless the notice of the meeting shall specify the amendment as the purpose or one of the purposes of the meeting.